EXHIBIT 10.10

LOCK UP AGREEMENT

Made this 20th day of October, 2006.

BETWEEN:

SILVER RESERVE CORP.,

(herein called“Silver Reserve”)

- and -

The Parties listed on Schedule A

(herein called “Shareholders”)

WHEREAS, Silver Reserve proposed to file a registration including common shares held by the parties listed on Schedule A;

NOW THEREFORE, the parties hereto agree as follows:

1.	In consideration of Silver Reserve agreeing to register the common shares (the “Shares”) held by the Shareholders, the Shareholders agree that Shares shall be subject to the following restrictions.

2.
The Shareholders agree that up to 25% of the Shares may be re-sold when the registration statement becomes effective, 25% may be re-sold six months from the date of effectiveness, 25% may be re-sold twelve months from the date of effectiveness and 25% may be re-sold eighteen months from the date of effectiveness. Each Shareholder will be issued four certificates for the Shares and three of those certificates will be legended to reflect the forgoing restrictions on re-sale.

3.	It is agreed that the Shares will not be certificated until the registration statement becomes effective.

4.
There can be no assurance that the Company’s registration statement will be declared effective by the Securities and Exchange Commission. The Shares may not be resold unless registered under the Securities Act of 1933 as amended and may not be sold, offered for sale of transferred unless such sale or transfer is in compliance without exceptions from registration and an opinion of council satisfactory in form and substance to counsel for the Company, that this transaction will not result in a violation of United Stated Federal or State Law.

5.	This Agreement is in addition to and not substitution of the agreement under which the Shareholder acquired the Shares originally.

6.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first written above,

SILVER RESERVE CORP.

By:  s/ Stafford Kelley

Its

s/ Michael Wilby

Michael Wilby

s/ H. Neufeld

Herman Neufeld

s/ Christopher Glover

Christopher Glover

s/ Mathew James

Mathew James

s/ J. L. Guerra Jr.

J. L. Guerra Jr.

s/ Janet Shuttleworth

Janet Shuttleworth

s/ Joanne Hughes

Joanne Hughes

West Peak Ventures of Canada Ltd.

By:  s/ Tim Brock

Its:

Agosto Corporation Limited

By:  s/ Gordon Murphy
Its: Director

Pinetree Resource Partnership

By:  s/ Sheldon Inwentash

Its:  A.S.O.

s/ George Orr

George Orr

s/ B. Glover

Beth Glover

SCHEDULE A

# of Shares

Michael Wilby	1,391,000
800-6091 Gilbert Rd.
Richmond, B.C. V7C 2B9

Herman Neufeld	1,167,183
3181 Conrad Ave.
Abbotsford, BC V2T 2K5

Christopher Glover	1,710,000
306 - 19567 Fraser Hwy
Surrey, BC V3S 9A4

Mathew James	1,710,000
317 - 255 Newport Drive
Port Moody, BC V3H 5H1

J. L. Guerra Jr.	1,750,750
11202 Disco Drive, Suite 121
San Antonio, TX 78216

Janet Shuttleworth	50,000
2332 Newcastle Crescent
Oakville, Ontario L6M 4P6

Joanne Hughes	50,000
1415 Hazelton Blvd., Unit #32
Burlington, Ontario L7P 4W6

West Peak Ventures of Canada Ltd.	1,850,000
420 - 475 Howe Street
Vancouver, BC V6C 2B3

Agosto Corporation Limited	652,817
30E Lower Halcyon Heights
Lascelles, St. James
Barbados BB 24119

Pinetree Resource Partnership	500,000
The Exchange Tower, 130 King St. W.
Suite 2810, P. O. Box 47
Toronto, ON M5X 1A9

George Orr	925,000
15276 83rd Ave.
Surrey, B.C. V3S 8H7

Beth Glover	925,000
309 - 19567 Fraser Hwy
Surrey B.C. V3S 4E5